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The following list includes the names of major subsidiaries of Ameriprise Financial, Inc.


                                                                           Jurisdiction of
Name of Subsidiary                                                         Incorporation

Advisory Capital Strategies Group Inc.                                     Minnesota
AEXP Affordable Housing LLC                                                Delaware
American Enterprise Investment Services Inc.                               Minnesota
American Express Property Casualty Insurance Agency of Kentucky,Inc.       Kentucky
American Express Property Casualty Insurance Agency of Maryland,Inc.       Maryland
American Express Property Casualty Insurance Agency of Mississippi,Inc.    Mississippi
American Express Property Casualty Insurance Agency of Pennsylvania,Inc.   Pennsylvania
Ameriprise Auto & Home Insurance Agency, Inc.                              Wisconsin
Ameriprise Bank, FSB                                                       USA
Ameriprise Capitive Insurance Company                                      Vermont
Ameriprise Capital Trust I                                                 Delaware
Ameriprise Capital Trust II                                                Delaware
Ameriprise Capital Trust III                                               Delaware
Ameriprise Capital Trust IV                                                Delaware
Ameriprise Certificate Company                                             Delaware
Ameriprise Financial Services,Inc.                                         Delaware
Ameriprise India Private Ltd.                                              India
Ameriprise Insurance Company                                               Wisconsin
Ameriprise Trust Company                                                   Minnesota
Boston Equity General Partner LLC                                          Delaware
IDS Capital Holdings Inc.                                                  Minnesota
IDS Futures Corporation                                                    Minnesota
IDS Management Corporation                                                 Minnesota
IDS Property Casualty Insurance Company                                    Wisconsin
IDS REO 1, LLC                                                             Minnesota
IDS REO 2, LLC                                                             Minnesota
Investors Syndicate Development Corporation                                Nevada
Kenwood Capital Management LLC (47.7% owned)                               Delaware
Realty Assets, Inc.                                                        Nebraska
RiverSource CDO Seed Investments, LLC                                      Minnesota
RiverSource Distributors,Inc.                                              Delaware
RiverSource Investments,LLC                                                Minnesota
RiverSource Life Insurance Company                                         Minnesota
RiverSource Life Insurance Co. of New York                                 New York
RiverSource Service Corporation                                            Minnesota
RiverSource Tax Advantaged Investments, Inc.                               Delaware
Securities America Advisors,Inc.                                           Nebraska
Securities America Financial Corporation                                   Nebraska
Securities America, Inc.                                                   Nebraska
Threadneedle Asset Management Holdings Ltd.                                England